UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2007

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On January 9, 2007, BearingPoint, Inc. (the “Company”) announced the appointment of F. Edwin Harbach as its President and Chief Operating Officer, effective as of January 8, 2007. Mr. Harbach will assume responsibilities for the Company’s day-to-day operations.
     Prior to joining the Company, Mr. Harbach, 52, was a partner at Accenture Ltd, a global management consulting, technology services and outsourcing company, from 1976 until his retirement from Accenture in 2004. At Accenture Ltd, he served in various leadership roles, including chief information officer, Managing Partner of Japan and Managing Director of Quality and Client Satisfaction.
     In connection with his appointment, the Company and Mr. Harbach have entered into the following arrangements regarding his employment.
     Employment Agreement. The Company and Mr. Harbach have entered into an Employment Agreement, dated as of January 8, 2007, providing for the following:
•	Compensation. Mr. Harbach’s compensation is comprised of the following:
•	an annual base salary of $700,000;

•	a signing bonus of $1,000,000, which will be paid within thirty days of Mr. Harbach’s commencement of employment;

•	For fiscal years 2007 and 2008, Mr. Harbach is eligible for an annual bonus with a target amount of at least 40% and up to a maximum of 100% of his base salary, provided he achieves a minimum, specified annual performance rating; and after 2008, his annual performance bonus will be determined in accordance with the Company’s Managing Director Incentive Compensation Plan;

•	Mr. Harbach received a grant of 888,325 restricted stock units on January 8, 2007, subject to the following terms and conditions:
•	The restricted stock units will vest in 25% increments on each of the next four anniversary dates of the commencement of Mr. Harbach’s employment.

•	If, after a Change of Control (as defined in the Special Termination Agreement (described below)) or in certain circumstances in anticipation of a Change of Control (as specified in the Special Termination Agreement), Mr. Harbach is terminated without cause within three years of the Change of Control or he terminates for certain reasons specified in Mr. Harbach’s Special Termination Agreement (including if his responsibilities have been materially reduced or adversely modified or his compensation has been reduced), all of his unvested restricted stock units will immediately vest.

•	Upon the termination of Mr. Harbach’s employment by the Company without cause, the portion of his restricted stock units scheduled to vest on the next vesting date following the termination date will vest as of the termination date.

•	Until January 8, 2011, Mr. Harbach has agreed not to transfer any shares received upon settlement of these RSUs, except for certain limited circumstances.
•	Benefits/Long-Term Incentives. Mr. Harbach is entitled to participate in all employee benefit (including long-term incentives), fringe and perquisite plans, practices, programs, policies and arrangements generally provided to senior executives of the Company at a level commensurate with his position.

•	Legal Fees and 409A Gross-Up. Under the employment agreement, the Company will reimburse Mr. Harbach for reasonable legal fees in connection with the negotiation and drafting of his employment arrangements. In addition, Mr. Harbach is entitled to receive a gross up for any payment to him that would be subject to a surtax imposed by Section 409A of the Internal Revenue Code or for any interest or penalties thereon.

•	Severance. Upon termination of Mr. Harbach’s employment by the Company without cause, within 30 days after the Company’s receipt of a fully executed release, the Company will pay to Mr. Harbach a lump sum cash amount equal to two years’ compensation (based on salary plus bonus as specified in the Employment Agreement). Upon a Change of Control (as defined in the Special Termination Agreement), in lieu of the payments described above, Mr. Harbach will receive payments he is entitled to under the Special Termination Agreement.

•	Indemnification. The Company has agreed to indemnify Mr. Harbach with respect to his activities on behalf of the Company to the fullest extent permitted by law and the Company’s Articles of Incorporation.
     Managing Director Agreement. The Company and Mr. Harbach have entered into a Managing Director Agreement, dated as of January 8, 2007. Pursuant to his Managing Director Agreement, the Company provides three months’ pay for certain terminations of his employment by the Company; provided, however, that Mr. Harbach is not entitled to receive severance under the Managing Director Agreement if he is entitled to receive severance under the Employment Agreement or the Special Termination Agreement. In addition, the Managing Director Agreement contains non-competition and non-solicitation provisions for a period of two years after his termination or resignation.
     Special Termination Agreement. The Company and Mr. Harbach have entered into a Special Termination Agreement, dated as of January 8, 2007. The term of the Special Termination Agreement is three years (subject to potential one-year extensions) or, if later, two years after a Change of Control. The protective provisions of the Special Termination Agreement become operative only upon a Change of Control or, in certain circumstances, in anticipation of a Change of Control. If, after a Change of Control and during the term of the Special Termination Agreement, the Company terminates Mr. Harbach’s employment other than for Cause (as defined in the Special Termination Agreement) or if he terminates his employment for specified reasons (including if his responsibilities have been materially reduced or adversely modified or his compensation has been reduced), Mr. Harbach is entitled to certain benefits, including the payment of approximately two years’ compensation (based on salary plus bonus as specified in the Special Termination Agreement).
     The Company’s press release announcing the appointment of Mr. Harbach appointment is attached to this Form 8-K as Exhibit 99.1
     In connection with and effective upon Mr. Harbach’s appointment, Richard Roberts will no longer serve as Chief Operating Officer of the Company. Mr. Roberts will assume a leadership role within the Company’s Public Services industry group.
Item 8.01 Other Events
     The Company is providing an update to a legal proceeding previously disclosed in Item 3, “Legal Proceedings,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on November 22, 2006.
     2005 Shareholder’s Derivative Demand. On January 3, 2007, the plaintiff filed an amended derivative complaint re-asserting the previously dismissed derivative claims and alleging that the Board’s refusal of his demand was not in good faith. The amended derivative complaint does not re-assert the non-derivative claim seeking the scheduling of an annual meeting and states that that claim is now moot because the Company held its annual meeting in December 2006.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit 99.1	Press Release, dated January 9, 2007.

	Exhibit 99.2	Employment Letter, effective as of January 8, 2007, between the Company and F. Edwin Harbach.

	Exhibit 99.3	Managing Director Agreement, dated as of January 8, 2007, between the Company and F. Edwin Harbach.

	Exhibit 99.4	Special Termination Agreement, dated as of January 8, 2007, between the Company and F. Edwin Harbach.

	Exhibit 99.5	Restricted Stock Unit Agreement, dated January 8, 2007, between the Company and F. Edwin Harbach.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2007	BearingPoint, Inc.
	By:	/s/ Harry L. You
	Name:	Harry L. You
	Title:	Chief Executive Officer